Exhibit 10.4

SoundThinking, Inc.

Stock Option Grant Notice

(2017 Equity Incentive Plan)

SoundThinking, Inc. (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), has granted to the Participant an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Plan, the Option Terms and Conditions (the “Terms and Conditions”) and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Terms and Conditions shall have the meanings set forth in the Plan or the Terms and Conditions.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant: [Incentive Stock Option] OR [Nonstatutory Stock Option]

Exercise and

Vesting Schedule: Subject to the Participant’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[1/4th of the shares vest and become exercisable one year after the Vesting Commencement Date; the balance of the shares vest and become exercisable in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date.]

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Terms and Conditions and the Plan. Participant acknowledges and agrees that this Stock Option Grant Notice and the Terms and Conditions (together, the “Award Agreement”) may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Terms and Conditions, and the Plan set forth the entire understanding between Participant and the Company regarding this Option and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other Awards previously granted to Participant, (ii) shares of Company stock previously issued to Participant, (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iv) any written employment or severance arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein. By accepting this Option, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

1.

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SoundThinking, Inc. By: Signature Title: Date:	Participant: Signature Date:

Attachments: Option Terms and Conditions,

2017 Equity Incentive Plan

Notice of Exercise

Prospectus

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Attachment I

SoundThinking, Inc.

2017 Equity Incentive Plan

Option Terms and Conditions

As reflected by your Stock Option Grant Notice (“Grant Notice”) SoundThinking, Inc. (the “Company”) has granted you an option under its 2017 Equity Incentive Plan (the “Plan”) to purchase a number of shares of the Company’s Common Stock at the exercise price as indicated in your Grant Notice (the “Option”). Defined terms not explicitly defined in these Terms and Conditions but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms and conditions applicable to your Option are as follows:

1.
Governing Plan Document. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in Section 7 regarding the impact of a Capitalization Adjustment, Dissolution or Corporate Transaction on your Option, Section 8 regarding securities law compliance, and Section 9 regarding tax withholding and the tax consequences of your Option. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between these Terms and Conditions and the provisions of the Plan, the provisions of the Plan shall control.
2.
Exercise.
(a)
You may generally exercise the vested portion of your Option at any time during its term by delivering the Notice of Exercise together with payment of the exercise price and applicable withholding taxes to the Stock Plan Administrator in accordance with the option exercise procedures established by the Stock Plan Administrator, which may include an electronic submission. Please review Sections 2(b)(vi), 5(k), and 8(a) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)
You may always pay the Option exercise price in cash or by check, bank draft or money order. You may also pay the Option exercise price pursuant to any of the other payment methods specified in the Notice of Exercise and in Section 5(c) of the Plan, subject to the restrictions specified therein.
(c)
If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.
(d)
By accepting your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or

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similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule~~s~~ or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this paragraph will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this paragraph. The underwriters of the Company’s stock are intended third party beneficiaries of this paragraph and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
3.
Whole Shares. You may exercise your option only for whole shares of Common Stock.
4.
Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:
(a)
immediately upon the termination of your Continuous Service for Cause;
(b)
three months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three month period you may not exercise your Option solely because of a condition set forth in Section 5(i) of the Plan relating to securities law compliance, your Option shall not expire until it shall have been exercisable for an aggregate period of three months after the termination of your Continuous Service, subject to earlier termination upon the Expiration Date or upon a Corporate Transaction, as provided below;
(c)
twelve (12) months after the termination of your Continuous Service due to your Disability;
(d)
eighteen (18) months after your death if you die either during your Continuous Service;
(e)
immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction;
(f)
the Expiration Date indicated in your Grant Notice; or
(g)
the day before the tenth (10th) anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of eighteen months after your

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death, upon any termination of the Option in connection with a Corporate Transaction, the Expiration Date indicated in your Grant Notice, or the day before the tenth anniversary of the Date of Grant.

If your Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your Option more than three months after the date your employment terminates.

5.
Transferability. Except as otherwise provided in Section __ of the Plan, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.
6.
Questions. Please see the Plan prospectus, a copy of which has been provided to you, and additional copies of which can be obtained from the Stock Plan Administrator, if you have questions regarding these or any other terms and conditions applicable to your Option, including the applicable federal income tax consequences.

* * * *

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Attachment II

SoundThinking, Inc.

2017 Equity Incentive Plan

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Attachment III

Notice of Exercise

SoundThinking, Inc.

7979 Gateway Blvd., #210

Newark, CA 94560 Date of Exercise: _______________

This constitutes notice to SoundThinking, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐
Stock option dated:	_______________	_______________
Number of Shares as to which option is exercised:	_______________	_______________
Certificates to be issued in name of:	_______________	_______________
Total exercise price:	$______________	$______________
Cash payment delivered herewith:	$______________	$______________
[Value of ________ Shares delivered herewith:	$______________	$______________]
[Value of ________ Shares pursuant to net exercise:	$______________	$______________]
[Regulation T Program (cashless exercise):	$______________	$______________]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the SoundThinking, Inc. 2017 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.

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Very truly yours,

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Attachment IV

Prospectus

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